AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2004


                                              REGISTRATION NO.  333-
                                                                    ----------

==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------


                       COMMUNITY HEALTH SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

      DELAWARE                                                   13-3893191
   (State or other                                            (I.R.S. Employer
   jurisdiction of                                             Identification
  incorporation or                                                 Number)
    organization)
                        155 FRANKLIN ROAD, SUITE 400
                         BRENTWOOD, TENNESSEE 37027
                      (Address of principal executive
                                  offices)

                       COMMUNITY HEALTH SYSTEMS, INC.
                                401(K) PLAN
                   (AS RESTATED EFFECTIVE AUGUST 1, 2003,
           AS AMENDED BY THE FIRST AMENDMENT ON DECEMBER 1, 2003,
          AS AMENDED BY THE SECOND AMENDMENT ON JANUARY 15, 2004,
             AS AMENDED BY THE THIRD AMENDMENT ON MAY 18, 2004)
                          (Full title of the plan)

                             RACHEL A. SEIFERT
            SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        155 FRANKLIN ROAD, SUITE 400
                         BRENTWOOD, TENNESSEE 37027
                               (615) 373-9600
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

===============================================================================
                                         PROPOSED    PROPOSED
    TITLE OF SECURITIES     AMOUNT TO    MAXIMUM     MAXIMUM       AMOUNT OF
      TO BE REGISTERED         BE        OFFERING   AGGREGATE     REGISTRATION
                           REGISTERED   PRICE PER    OFFERING         FEE
                               (1)      SHARE (2)     PRICE
-------------------------------------------------------------------------------

Common Stock, par value     1,000,000     $27.75     $27,750,000    $3,515.93
$0.01 per share (the         shares
"Common Stock")
===============================================================================

(1) Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on December 9, 2004.

                              EXPLANATORY NOTE

     By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on August 31, 2000 (File No. 333-44870), Community Health Systems, Inc. (the "Registrant") registered 1,000,000 shares of Common Stock, reserved for issuance under the Registrant's 401(k) Plan (the "Plan").

     This registration statement is being filed pursuant to Instruction E to Form S-8 to register 1,000,000 additional shares of Common Stock under the Plan.

                        INCORPORATION OF CONTENTS OF
                    REGISTRATION STATEMENT BY REFERENCE

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this registration statement the contents of the Registrant's registration statement on Form S-8 (File No. 333-44870) and any post-effective amendments thereto.

         OTHER INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 8.  Exhibits

EXHIBIT NO.          DESCRIPTION OF EXHIBIT
-----------          ----------------------

4.1 Community Health Systems, Inc. 401(k) Plan (As restated effective August 1, 2003, as amended by the first amendment on December 1, 2003, as amended by the second amendment on January 15, 2004, as amended by the third amendment on May 18, 2004) filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to our Form 10-Q for the quarterly period ended June 30, 2004.

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the validity of the Common Stock covered by this registration statement.

5.2* IRS Determination Letter dated June 16, 2004. (See Item 9(a)(1) for a description of our undertakings with respect to any 401(k) Plan amendments made after the date of the IRS Determination Letter.)

23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*          Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on the signature page included in this registration statement).

----------------------
*   filed herewith

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on December 14, 2004.

                                        Community Health Systems, Inc.
                                        (Registrant)


                                        By: /s/ Wayne T. Smith
                                           ------------------------
                                                Wayne T. Smith
                                        Title:  Chairman of the Board,
                                                President and Chief Executive
                                                Officer

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That each person whose signature appears below constitutes and appoints Wayne T. Smith, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                                          Date
---------                           -----                                          ----
                                    Chairman of the Board, President and
                                    Chief Executive Officer (principal
/s/ Wayne T. Smith                  executive officer)                          December 14, 2004
------------------------------
Wayne T. Smith

                                    Executive Vice President, Chief
                                    Financial Officer and Director
/s/ W. Larry Cash                   (principal financial officer)               December 14, 2004
------------------------------
W. Larry Cash


                                    Vice President and Corporate Controller
/s/ T. Mark Buford                  (principal accounting officer)              December 14, 2004
------------------------------
T. Mark Buford

                                    Director                                    December 14, 2004
/s/ John A. Clerico
------------------------------
John A. Clerico

                                    Director                                    December 14, 2004
/s/ Dale F. Frey
------------------------------
Dale F. Frey

                                    Director                                    December 14, 2004
/s/ John A. Fry
------------------------------
John A. Fry

                                    Director                                    December 14, 2004
/s/ Harvey Klein, M.D.
------------------------------
Harvey Klein, M.D.

                                    Director                                    December 14, 2004
/s/ Julia B. North
------------------------------
Julia B. North

                                    Director                                    December 14, 2004
/s/ H. Mitchell Watson, Jr.
------------------------------
H. Mitchell Watson, Jr.


Constituting a majority of the Board of Directors of Community Health Systems, Inc.

                             Index to Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Community Health Systems, Inc. 401(k) Plan (As restated effective August 1, 2003, as amended by the first amendment on December 1, 2003, as amended by the second amendment on January 15, 2004, as amended by the third amendment on May 18, 2004) filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to our Form 10-Q for the quarterly period ended June 30, 2004.

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the validity of the Common Stock covered by this registration statement.

5.2* IRS Determination Letter dated June 16, 2004. (See Item 9(a)(1) for a description of our undertakings with respect to any 401(k) Plan amendments made after the date of the IRS Determination Letter.)

23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*         Consent of Deloitte & Touche LLP.

24.1* Power of Attorney (included on the signature page included in this registration statement).

----------------------
*   filed herewith